Exhibit 99.2

Company Contact:	Investor Relations Contact:
Stephen Jones	Lippert / Heilshorn & Associates
Vice President - Investor Relations	Kirsten Chapman
217-258-9522	415-433-3777
investor.relations@consolidated.com	KChapman@lhai.com

Consolidated Communications Holdings, Inc. to Present at the
Citigroup 2007 Entertainment, Media & Telecommunications Conference on
January 10, 2007

Mattoon, IL – January 3, 2007 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) today announced Steve Childers, chief financial officer, is scheduled to present at the Citigroup 2007 Entertainment, Media & Telecommunications Conference on Wednesday, January 10th at 2:30  p.m. PT / 4:30 pm. CT / 5:30 p.m. ET.  The event is being held at the Mandalay Bay Resort & Casino in Las Vegas, Nevada.

An audio webcast of management’s presentation will be available live and for replay and can be accessed from the “Investor Relations” section of the company’s website at http://www.consolidated.com.

About Consolidated

Consolidated Communications Holdings, Inc. is an established rural local exchange company (RLEC) providing voice, data and video services to residential and business customers in Illinois and Texas.  Each of the operating companies has been operating in their local markets for over 100 years.  With approximately 236,000 local access lines, 49,000 DSL subscribers and 5,600 IPTV subscribers, Consolidated Communications offers a wide range of telecommunications services, including local and long distance service, custom calling features, private line services, dial-up and high-speed Internet access, digital TV, carrier access services, and directory publishing.  Consolidated Communications is the 16th largest local telephone company in the United States.

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